UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2008

Eastern Insurance Holdings, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-32899	20-2653793
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Race Avenue, Lancaster, Pennsylvania	17603
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number (including area code): (717) 396-7095

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

(a) On August 29, 2008, Eastern Insurance Holdings, Inc. (the “Company”) announced that its board of directors authorized the payment of a $0.07 per share quarterly cash dividend on its issued and outstanding common stock, payable September 26, 2008, to shareholders of record at the close of business on September 12, 2008. The Company has received all required regulatory approvals in connection with payment of the dividend.

A copy of the press release is filed as part of this Form 8-K and is attached hereto as Exhibit 99.1.

(b) On August 29, 2008, the Company announced that its Chief Executive Officer, Bruce Eckert, and its Treasurer and Chief Financial Officer, Kevin Shook are scheduled to present at the Keefe, Bruyette & Woods, Inc. Annual Insurance Conference. The Company will conduct its presentation on Thursday, September 4, 2008 at 3:40 p.m. Eastern Time, which will be webcast live at Keefe, Bruyette & Woods’ website: http://www.kbw.com.

A copy of the press release is filed as part of this Form 8-K and is attached hereto as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of Eastern Insurance Holdings, Inc. announcing dividend and dated August 29, 2008.

99.2	Press Release of Eastern Insurance Holdings, Inc., announcing insurance conference and dated August 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERN INSURANCE HOLDINGS, INC.

Dated: August 29, 2008	By:	/s/ Kevin M. Shook
Kevin M. Shook Chief Financial Officer

EXHIBIT INDEX

Exhibit Number
99.1	Press Release of Eastern Insurance Holdings, Inc. announcing dividend and dated August 29, 2008.

99.2	Press Release of Eastern Insurance Holdings, Inc., announcing insurance conference and dated August 29, 2008.